UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 6, 2016

iGambit Inc.

(Exact name of registrant as specified in its charter)

Delaware

000-53862

(State or other jurisdiction

(Commission File Number)

(IRS Employer

of incorporation)

Identification No.)

1050 W. Jericho Turnpike, Suite A

11787

Smithtown, New York

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (631) 670-6777

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction

A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

ITEM 4.01

Changes in Registrant’s Certifying Accountant

(a) Dismissal of Independent Registered Public Accountant

On  June  14,  2016,  the  Public  Company  Accounting  Oversight  Board  ("PCAOB")  issued an  order  which,  among  other  things,  revoked  the  PCAOB  registration  of  Michael  F.  Albanese,

CPA.  (“Albanese”),  the  Company's  prior  independent  registered  public  accounting  firm.  As  a result  of  that  revocation,  the  Company  can  no  longer  include  the  audit  report  and  consent  of

Albanese  in  its  filings  and  other  reports  with  the  Securities  and  Exchange  Commission.  In  light of  the  foregoing  actions  by  the  PCAOB,  the  Company  deems  that  Albanese  will  no  longer  be engaged as the Company’s independent registered public accounting firm.

Albanese  issued  an  audit  report  on  the  Company’s  financial  statements  as  of  and  for  the years  ended  December  31,  2007,  December 31,  2008,  December  31,  2009,  December  31,  2010,

December  31,  2011    December  31,  2014  and  December  31,  2015.    The  audit  reports  did  not

contain  an  adverse  opinion  or  a  disclaimer  of  opinion,  nor  was  any  such  report  qualified  or modified as to uncertainty, audit scope, or accounting principles.

During  our  two  most  recent  fiscal  years  and  the  subsequent  interim  period  preceding  the dismissal  of  Albanese  we  had  no  disagreements  with  the  firm  on  any  matter  of  accounting principles  or  practices,  financial  statement  disclosure,  or  auditing  scope  of  procedure  which disagreement  if  not  resolved  to  the  satisfaction  of  Albanese  would  have  caused  it  to  make reference to the subject matter of the disagreement in connection with its report.

(b) New Independent Registered Public Accounting Firm

Effective   June   29,   2016,   upon   receipt   of   notice   from   the   Securities   and   Exchange

Commission,  of  the  Public  Company  Accounting  Oversight  Board  ("PCAOB")  order  to  revoke the PCAOB registration of Albanese, the Company’s Board of Directors  directed the Company’s

Audit  Committee  to  begin  to  search  for,  and  interview, independent  registered  public  accounting firms  for  selection  as  the  Company's  independent  registered  public  accounting  firm  to  audit  its

financial  statements.    As  of  July  6,  2016  the  Audit  Committee’s  search  and  interviews  are  in process.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  July 6, 2016

iGambit Inc.

By:

/s/  John Salerno

John Salerno

Chief Executive Officer